                                                                   Exhibit 10.5

              PARTNERS AGREEMENT BETWEEN THE PARTNERS OF FIRSTMARK
                          COMUNICACIONES ESPANA, S.L.

In Madrid, on 18 November, 1999

                                     BETWEEN

A)    THE ONE PARTY,

      FIRSTMARK COMMUNICATIONS EUROPE, S.C.A., a Company validly incorporated and existing under and pursuant to the laws of Luxembourg, with registered address in Rue de Jean Monet, 6, L-2180, Luxembourg, and entered in the Companies Register under number B65610 (hereinafter, "FMCE").

      FMCE is represented in this act by Mr Keith Arthur Cornell, of legal age, with Passport number 054773566, with professional address in Russell Square House, 10-12, Russell Square, London WC1B 5HB, United Kingdom, in his capacity as attorney of the same.

B)    THE OTHER PARTY,

      PROMOTORA DE INFORMACIONES, S.A., a Spanish Company incorporated for an indefinite period by means of a public deed executed before Felipe Gomez-Acebo Santos, Notary of Madrid, on 18 January 1972 with number 119 of his protocol, with registered address in Madrid-28013, Gran Via, 32 and with C.I.F. (Tax Identification Licence) number A-28297059 (hereinafter, "PRISA").

      PRISA is represented in this act by Mr Ignacio Santillana del Barrio, of legal age, with D.N.I number 15160375-V, with professional address in Madrid, Gran Via 32, in his capacity as attorney of the same.

C)    THE OTHER PARTY,

      INMOBILIARIA AZTLAN, S.A. DE C.V., a company incorporated for an definite period by means of a public deed executed before Francisco de P. Morales Junior, Notary 19 of Mexico City, on 14 October 1954, with number 26.543 of his protocol, with registered address in Mexico City (hereinafter, "AZTLAN"). AZTLAN is a Party to this Agreement in its capacity as wholly and indirectly owned subsidiary of TELEFONOS DE MEXICO, S.A. DE C.V.

      AZTLAN is represented in this act by Mr Keith Arthur Cornell, of legal age, in his capacity as attorney of the same.

D)    THE OTHER PARTY,

      INFORMATICA EL CORTE INGLES, S.A, Spanish Company incorporated for an indefinite period under the name of INFOSPA, S.A. by means of a public deed executed before Mr Aurelio Escribano Gozalo, Notary of Madrid, on 12 July 1983 with number

      1,500 of his protocol, with registered address in Madrid, c/Hermosilla 112 and with C.I.F. number A-28/855260 (hereinafter, "CORTE INGLES").

      CORTE INGLES is represented in this act by Mr Florencio Lasaga Munarriz, of legal age, with D.N.I number 15.820.025-G, with address for the purposes of this agreement in Madrid, c/Nunez de Balboa 73, in his capacity as Managing Director of the same.

      For the purposes of this agreement, FMCE, PRISA, AZTLAN and CORTE INGLES may be referred to jointly as the "FOUNDING PARTNERS".

E)    THE OTHER PARTY,

      OMEGA CAPITAL, S.L., Spanish Company incorporated for an indefinite period by means of a public deed executed before Mr Carlos Gascon Huidobro, Notary of Madrid, on 27 May 1994, with registered address in P(0) de la Castellana, 31, 28046 Madrid and with C.I.F. number B-80932445 (hereinafter, "OMEGA ").

      OMEGA is represented in this act by Mr Mario Fernandez Pena, of legal age, with D.N.I number 105525-R, with address for the purposes of this agreement at P(0) de la Castellana, 31, 28046 Madrid, in his capacity as attorney of the same.

F)    THE OTHER PARTY,

      DIARIO DE BURGOS, S.A., Spanish Company incorporated by means of a public deed executed before Mr Ursino Vitoria Burgoa, who was Notary of Burgos, on 14 September 1959, with registered address in c/ San Pedro de Cardena 34, 09002 Burgos, and with C.I.F. number A-09002387 (hereinafter, "DIARIO DE BURGOS").

      DIARIO DE BURGOS is represented in this act by Mr Jesus Angel Bueno Ordonez, of legal age, with D.N.I number 13.094.464-N, with address for the purposes of this agreement at c/ San Pedro de Cardena 34, 09002 Burgos, in his capacity as attorney of the same.

G)    THE OTHER PARTY,

      CAJA DE AHORROS DE SALAMANCA Y SORIA (GRUPO DUERO), Spanish Company incorporated by means of a public deed executed before Mr Julio Rodriguez Garcia, Notary of Salamanca, on 11 May 1991 with number 1619 of his protocol, with registered address in Plaza de los Bandos, 15-17, Salamanca and with C.I.F. number G 37244191 (hereinafter, "CAJA DUERO").

      CAJA DUERO is represented in this act by Mr Dativo Martin Jimenez, of legal age, with D.N.I number 6.490.013, with address for the purposes of this agreement at Paseo de la Castellana, 167, 28046 Madrid, in his capacity as attorney of the same.

H)    THE OTHER PARTY,

      CAJA DE AHORROS Y MONTE DE PIEDAD DE ZARAGOZA, ARAGON Y RIOJA (IBERCAJA), incorporated by the REAL SOCIEDAD ECONOMICA ARAGONESA DE AMIGOS DEL PAIS, approved by Royal Order of 28 January 1873. It began its activities on 28 May 1876 and is registered in the REGISTRO ESPECIAL DE CAJAS DE AHORRO POPULAR, with number 51 in folio 31, by Royal Order of 13 December 1930, with registered address in Zaragoza, Plaza Basilio Paraiso, 2 and with C.I.F. number G 50000652 (hereinafter, "IBERCAJA").

      IBERCAJA is represented in this act by Mr Miguel Angel Navarro Garcia, of legal age, with D.N.I number 17.818.887, with address for the purposes of this agreement at Zaragoza, Plaza Basilio Paraiso, 2, in his capacity as attorney of the same.

I)    THE OTHER PARTY,

      CAJA DE AHORROS PROVINCIAL SAN FERNANDO DE SEVILLA Y JEREZ, Spanish Company incorporated for an indefinite period by means of a public deed executed before Mr Antonio Ojeda Escobar, Notary of Sevilla, on 23 April 1993 with number 1142 of his protocol, with registered address in Sevilla, Plaza de San Francisco 1, and with C.I.F. number G-41/000167 (hereinafter, "CAJA SAN FERNANDO").

      CAJA SAN FERNANDO is represented in this act by Mr Manuel Pinar Parias, of legal age, with D.N.I number 27.884.219-P, with address for the purposes of this agreement at Plaza de San Francisco 1, Sevilla, in his capacity as attorney of the same.

J)    THE OTHER PARTY,

      MONTE DE PIEDAD Y CAJA DE AHORROS DE HUELVA Y SEVILLA, Spanish Company incorporated for an indefinite period by means of a public deed executed before Mr Rafael Lena Fernandez, Notary of Sevilla, on 25 June 1990, with registered address in Sevilla, Plaza de Villasis 2, and with C.I.F. number G-41/402819 (hereinafter, "EL MONTE").

      EL MONTE is represented in this act by Mr Juan Jose Garcia Munoz, of legal age, with D.N.I number 50.822.922, with address for the purposes of this agreement at Plaza de Villasis 2, Sevilla in his capacity as attorney of the same.

CAJA DUERO, IBERCAJA, CAJA SAN FERNANDO, EL MONTE shall together be referred to hereinafter as the "CAJAS".

FMCE, PRISA, AZTLAN, CORTE INGLES, OMEGA , DIARIO DE BURGOS, CAJA DUERO, IBERCAJA, CAJA SAN FERNANDO and EL MONTE may likewise be referred to individually herein as the "PARTY" and jointly as the "PARTIES".

                                  THEY DECLARE

I. That up to the date of this agreement FMCE and PRISA were the sole partners of the company FIRSTMARK COMUNICACIONES ESPANA, S.L., a Spanish Company incorporated for an indefinite period by means of a public deed executed by Mr Xavier Roca Ferrer, Notary of Barcelona, on 3 March 1999, with number 655 of his protocol, with registered address in Madrid-28046, Paseo de la Castellana, 110, planta 12, and with C.I.F. number B-61912069 (hereinafter, "FMCS").

II. The business purpose of FMCS is (i) the construction, deployment, marketing and operation of telecommunications local-loop access systems in Spain, including, without limitation, broadband wireless local loop technology; (ii) the application for and obtaining of all necessary licenses, approvals and permits in relation to the foregoing; (iii) the leasing of sites for the operation of the business described in (i) above; (iv) the training and development of employees and consultants in relation to the foregoing; and (v) the development and exploitation of content in Spain (hereinafter, the "BUSINESS OF FMCS").

III.     That as part of its strategy of implementation of the Business of FMCS,
         FMCS:

         (i) Presented to the Secretariat General of Communications of the Ministry of Development ("MINISTERIO DE FOMENTO"), last 12 August 1999:

                  (i.1) an application for a type C2 individual licence for the implementation and operation of a public network for broadband radio access (26 GHz) and the concession of radio-electric public domain annexed to it by virtue of the Resolution of the Secretary General of Communications, the announcement of which was published in the "BOLETIN OFICIAL DEL ESTADO" (STATE OFFICIAL GAZETTE) number 166, dated 13 July 1999; along with

                  (i.2) an application relating to type C general authorisations for the rendering of interconnection services for local area networks, "FRAME RELAY", access to the Internet and service for lines suitable for leasing both to operators and to end users.

         (ii) It likewise presented to the Secretariat General of Communications of the Ministry of Development, last 13 September 1999:

                  (ii.1) an application for a type C2 individual licence for the implementation and operation of a public network in the band from 3.4 to 3.6 GHz and the concession of radio-electric public domain annexed to it by virtue of the Resolution of the Secretary General of Communications, the announcement of which was published in the "BOLETIN OFICIAL DEL ESTADO" (STATE OFFICIAL GAZETTE) number 166, dated 13 July 1999; along with

                  (ii.2) an application relating to type C general
                         authorisations for the rendering of interconnection services for local area networks, "FRAME RELAY", access to the Internet and service for lines suitable for leasing both to operators and to end users.

IV. That the Spanish Administration have decided on 9 October 1999 to hold separate public tender competitions for awarding the licences described in declarations III.(i.1) and III.(ii.1) and the concession of radio-electric public domain annexed to them, and consequently the Founding Partners have the firm intention that FMCS should formulate the appropriate tenders and present whatsoever documents that might be necessary and/or required by the relevant bidding conditions, with the aim of it being awarded one of the said licences in either or in both of the competitions (hereinafter, the "TENDERS") This notwithstanding, the Founding Partners, pursuant to Clause II.5 (x) hereunder, shall be entitled to decide from time to time to withdraw FMCS from either of the competitions for the awarding of the Licences (as defined below), should they deem it beneficial for the best interest of FMCS.

V. That the Parties acknowledge the possibilities for expansion of their own businesses and of the Business of FMCS in Spain that any future collaboration between them could entail, and in this regard they agree that their respective activities could be strengthened by sharing their infrastructures, technology, business experience, human potential and other resources.

VI. That the Parties are interested in actively participating in the Spanish telecommunications sector and in this regard they wish to enter into the capital of FMCS in the terms and conditions set out in this Partners Agreement and that FMCE and PRISA are likewise interested in inviting the Parties to enter into the capital of FMCS under the terms to be stated hereinafter, and that all of the Parties are interested in implementing and developing the Business Plan of FMCS as defined in Clause 5(xii) a) below, a sample summary of which is attached hereto as
         Schedule 1. The entire Business Plan will be available should the Parties so desire.

VII. That the Parties intend to transform FMCS into limited liability company ("SOCIEDAD ANONIMA") as soon as possible.

VIII. The Parties reciprocally acknowledge the sufficient capacity of the others in this act and they agree to enter into the capital of FMCS in accordance with the following

                                     CLAUSES

I.       OBJECT OF THIS AGREEMENT

The object of this Agreement consists of establishing:

(i) the terms and conditions under which each of the Parties hereby enters into the capital of FMCS; and

(ii) the bases and scope of collaboration by the Parties so that FMCS might successfully:

         (ii.1)   achieve its immediate objective of being awarded:

                  - a licence for the implementation and operation of a public network for broadband radio access (26 GHz) and the concession of public domain annexed to it; and/or of

                  - a licence for the implementation and operation of a public network for radio access in the band from 3.4 to
                       3.6 GHz and the concession of public domain annexed to it,

                  hereinafter, the "LICENCES"; and

         (ii.2) develop its strategy of implementation in Spain and achieve its immediate aim of becoming a leading company in the sector.

II.      INCORPORATION OF THE PARTIES INTO THE CAPITAL OF FMCS

1.       SUBSCRIPTION OF CAPITAL INCREASE OF FMCS

         On the date hereof, FMCE and PRISA have agreed in a Partners' Meeting resolution to increase the capital of FMCS up to 2,484,960 EUROS, and simultaneously have waived their preferential subscription right to such capital increase, in order for the rest of the Parties to subscribe for it. On the date hereof, the Parties have subscribed for and totally paid up the capital in FMCS in the following proportions:

----------------------------------------------------------------------------------------------------
          PARTNER      N(0) OF PARTICIPATIONS          NOMINAL VALUE          % OF CAPITAL IN FMCS
                                                         EUROS                 AFTER INCREASE
----------------------------------------------------------------------------------------------------
FMCE                            748                     749,496                      35%
----------------------------------------------------------------------------------------------------
PRISA                           404                     404,808                     17.5%
----------------------------------------------------------------------------------------------------
AZTLAN                          434                     434,868                     17.5%
----------------------------------------------------------------------------------------------------
CORTE INGLES                    298                     298,596                    12.02%
----------------------------------------------------------------------------------------------------
OMEGA                           124                     124,248                      5%
----------------------------------------------------------------------------------------------------
CAJA DUERO                      99                       99,198                     3.99%
----------------------------------------------------------------------------------------------------
IBERCAJA                        62                       62,124                     2.5%
----------------------------------------------------------------------------------------------------
CAJA SAN                        62                       62,124                     2.5%
FERNANDO
----------------------------------------------------------------------------------------------------
EL MONTE                        62                       62,124                     2.5%
----------------------------------------------------------------------------------------------------
DIARIO DE BURGOS                37                       37,074                     1.49%
----------------------------------------------------------------------------------------------------


2.       ADDITIONAL FUNDING

         The Parties acknowledge that, in order to finance the Business of FMCS, additional funding of FMCS to the capital subscribed by each Party will be required. Accordingly, the Parties agree that to the extent that FMCS determines that the Business of FMCS should be financed through capital contributions, the Parties will contribute such capital pro rata with their respective holdings in FMCS, subject to the following:

         (i) such a resolution being agreed in Partners Meeting in accordance with the provisions of Clause 4.(vii) below; and

         (ii) in an aggregate amount not to exceed 240 million EUROS.

         The Parties agree that they will take all actions required under Spanish law to reflect such contributions as additional equity contributions to FMCS.

         If any Party fails to make its required additional contributions, its holding in FMCS will be diluted accordingly (i.e., the percentage of capital in FMCS held by the non-contributing Party prior to the additional capital call shall be reduced as a consequence of such Party's decision not to subscribe for the additional capital contribution agreed). Should a dilution occur in the context of the Partners meeting having approved a capital increase and having excluded the Parties from their preferential subscription right, such additional capital contribution will be made at a value per participation not less than the real value as provided for in article 159 of the Spanish Companies Act ("LEY DE SOCIEDADES ANONIMAS").

3.       PREFERENTIAL SUBSCRIPTION RIGHTS

         Each Partner shall have a preferential subscription right to purchase such new participations as FMCS may from time to time issue. The Parties agree to waive such preferential rights and therefore allow the entrance in the capital of FMCS of a new Partner, in the event of the issuance of participations or rights, options or securities exercisable for, exchangeable for or convertible into participations in the circumstances set out below and provided the Partners Meeting, in accordance with the provisions of Clause 4.(vii) below, approves a resolution in this sense and provided that article 159 of the Spanish Companies Act ("LEY DE SOCIEDADES ANONIMAS") is complied with and all the Founding Partners have agreed:

         (i) as compensation to employees or consultants, provided, such compensation does not exceed 15% of the issued and outstanding participations after giving effect to such issuance;

         (ii) in connection with any BONA FIDE financing transactions with FMCS' lessors, lenders or customers, in the aggregate not to exceed 5 million EUROS if such transactions have previously been approved by the Board of Directors;

         (iii) in connection with a public offering of FMCS or of FMCE, once the voluntary conversion has been made pursuant to Clause 11;

         (iv)     in payment of the purchase price of any assets or business; or

         (v) upon exercise or conversion of any right, option or security exercisable for, exchangeable for or convertible into participations which is referred to in paragraphs (i) through
                  (iv) above.

         Such preferential subscription right shall be exercisable in the respective ratio which the number of fully diluted participations held by each Party at the time of such issue bears to the total number of participations held by all Parties at such time on a fully diluted basis.

4.       PARTNERS MEETINGS: QUORA AND MAJORITIES

(i) The quorum to validly hold any Meeting of Partners shall be not less than 75% in first call and 70% in second call of the issued participations.

(ii) Notice for Meetings of Partners, procedures for resolutions at such meetings and any other necessary rules with respect thereto shall be as prescribed in FMCS' Charter or in the law ("LEY DE SOCIEDADES DE RESPONSABILIDAD LIMITADA"), (hereinafter, the "LAW").

(iii) Partners shall be entitled to exercise their rights to vote by proxy at Meetings of Partners as provided by the Law.

(iv) Whenever FMCS, the Meeting of Partners, or the Board of Directors is required to take or refrain from taking an action under this Agreement, the Parties hereby undertake to cause the relevant corporate body of FMCS to cause FMCS to take or refrain from taking all such actions.

(v) Except for the majorities set forth below, Resolutions of the Meetings of Partners shall be as adopted by the majority of votes present or represented in the Meeting.

(vi) The Meeting of Partners shall not take any of the following actions without the prior approval of FMCE, PRISA, AZTLAN and CORTE INGLES for so long as such Parties each own at least 5% of the participations in FMCS:

                  a) any change in the Business of FMCS as described in Declaration II herein;

                  b) any public financing of debt securities through the Spanish securities markets or any other debt financing in excess of 50 million EUROS other than loans from the Parties;

                  c) the issuance of any participations or preferred stock including without limitation those for employee stock option plans or similar benefits, either bonus or phantom stock;

                  d)     the amendment or repeal of any provision of FMCS'
                         Charter;

                  e) the entering, transporting, modifying, cancelling or finishing any agreement in which FMCS is a party together with, directly or indirectly, its directors, officers, employees, inspectors or Parties, including without limitation, agreements between FMCS directly or indirectly with relatives of the Parties or any other company in which directly or indirectly such Parties, directors, officers, employees, inspectors or relatives participate;

                  f) the granting of credits, loans or any other financing to third parties, that exceeds the limits or amounts previously established and approved by the Board;

                  g) the entering into any act or operation that has as an objective the guarantee of debts or liabilities in charge of any person or assume the obligation to indemnify any other person of any liability or obligation in which it may incur;

                  h) the purchase, sale, lease or encumbrance of real estate through sale agreements or in any other manner, or the entering into, altering or modifying the terms or any lease or other contract concerning real estate and that such amount exceeds the limits previously established and approved by the Board;

                  i) the entering into, transferring, modifying, cancelling or termination of any license agreement, technical assistance agreement, technical or administrative services agreement or any other similar agreements in which FMCS is a party;

                  j) the incorporation of a new subsidiary of FMCS or the acquisition, disposition or closing of any regular operation establishment of FMCS or the formation, acquisition, dissolution or sale of or participation in whatever form in any interest in any other enterprise including the increase or decrease in the capital of any other company and the resolution of any other matters that affect the interest or participation of FMCS in other companies;

                  k) any action by FMCS which is beyond the scope of the Business of FMCS or beyond what has previously been authorised by the Board;

                  l) the incurring by FMCS of any borrowing or any other indebtedness or liability in the nature of borrowing which in aggregate exceed 5 million EUROS in any one year provided always that such indebtedness or liability is outside the scope of the Business Plan (as defined in Clause 5 (xii) a) below);

                  m) the creation of any mortgage, charge or other encumbrance over any asset of FMCS and the giving of any guarantee by FMCS other than in the ordinary course of business;

                  n) the appointment of new auditors of FMCS different from Arthur Andersen;

                  o)     any proposal related to Clause 3 of this Agreement.

(vii) Additionally to the provisions of paragraph (vi) above, the Meeting of Partners shall not take any of the following actions without the favourable vote of 70% of capital in first call and 67% of capital in second call:

                  a) waiver by the Parties of the preferential subscription right for the purposes of the circumstances referred to in Clause 3 above;

                  b) the variation of FMCS' Charter including but no limited to the increase of capital stock of FMCS;

                  c) the declaration or distribution of any dividend or other payment out of the distributable profits of FMCS;

                  d) the disposal (including the lease to a third party) or acquisition or capital expenditure by FMCS in any financial year of assets with a book value, market value or sale value in excess of 5 million EUROS, provided always that such disposal or acquisition is outside the scope of the Business Plan (as defined in Clause 5 (xii) a) below);

                  e)     the taking of steps to wind up or dissolve FMCS;

                  f) the incurring by FMCS of any borrowing or any other indebtedness or liability in the nature of borrowing which in aggregate exceed 5 million EUROS in any one year provided always that such indebtedness or liability is outside the scope of the Business Plan (as defined in Clause 5 (xii) a) below);

                  g) the creation of any mortgage, charge or other encumbrance over any asset of FMCS and the giving of any guarantee by FMCS other than in the ordinary course of business;

                  h) the entering into by FMCS of any contract or arrangement outside the ordinary course of trading or otherwise than at arm's length (which includes any contract or arrangement with a Party's manager or employee, or a connected person);

                  i) the listing or the taking of steps to list FMCS or the public offering of equity securities of FMCS; the Partners Meeting may only approve this action with the majorities required pursuant to this paragraph (vii) if such 70% or 67% favourable vote (as the case may be) include the positive vote of FMCE, so long as FMCE owns at least 5% of the participations in FMCS;

                  j) the transfer by any Party of any or all of its participations to an Affiliate as described in Clause
                         10.6 below;

                  k) any action by FMCS which is beyond the scope of the Business of FMCS or beyond what has previously been authorised by the Board;

         The foregoing restrictions of paragraphs (vi) and (vii) shall terminate upon an initial public offering of equity securities of FMCS or any successors thereto or upon an initial public offering of equity securities of FMCE or any successors thereto, provided always that all Parties have exercised their voluntary conversion rights referred to in Clause 11 below. If this is not the case, the restrictions of paragraphs (vi) and (vii) shall remain in force upon an initial public offering of equity securities of FMCE.

5.       BOARD OF DIRECTORS: APPOINTMENT OF MEMBERS, QUORA AND MAJORITIES

(i) FMCS shall have a Board of Directors (hereinafter, the "BOARD") consisting of twelve (12) directors (hereinafter each individually, the "DIRECTOR" and collectively, the "DIRECTORS").

(ii) Directors shall be elected at the Meeting of Parties in accordance with the provisions of Clause 4 (vii) above, from candidates nominated by the Partners. For so long as FMCE, PRISA, AZTLAN and CORTE INGLES each own at least 5% of the participations, FMCE shall be entitled to nominate four (4) candidates for the position of Director, PRISA shall be entitled to nominate two (2) candidates for the position of Director, AZTLAN shall be entitled to nominate two (2) candidates for the position of Director. CORTE INGLES shall be entitled to nominate one (1) candidate for the position of Director, OMEGA shall be entitled to nominate one (1) candidate for the position of Director and the Cajas shall together be entitled to nominate a total of two (2) candidates for the position of Director. The Parties agree to vote their respective participations at each Meeting of Partners for the purpose of electing Directors to elect the respective nominees of the Parties. Directors may at any time be removed, without compensation, with or without cause, by the Meeting of Partners provided that the Directors appointed to replace the removed Directors shall be designated by the Party that nominated the removed Director or its successor.

(iii) Upon transformation of FMCS into a limited liability company ("SOCIEDAD ANONIMA"), FMCS shall have a new Board of Directors (hereinafter, the "NEW BOARD") consisting of fifteen (15) directors (hereinafter each individually, the "NEW DIRECTOR" and collectively, the "NEW DIRECTORS").

         New Directors shall be elected at the Meeting of Shareholders in accordance with the provisions of Clause II.4 (vii) above, from candidates nominated by the Partners. For so long as FMCE, PRISA, AZTLAN, and CORTE INGLES each own at least 5% of the shares, FMCE shall be entitled to nominate five (5) candidates for the position of New Director, PRISA shall be entitled to nominate three (3) candidates for the position of New Director, AZTLAN shall be entitled to nominate two
         (2) candidates for the position of New Director. CORTE INGLES shall be entitled to nominate two (2) candidates for the position of New Director, OMEGA shall be entitled to nominate one (1) candidate for the position of New Director and the Cajas shall together be entitled to nominate a total of two (2) candidates for the position of New Director. The Parties agree to vote their respective shares at each Meeting of Shareholders for the purpose of electing New Directors to elect the respective nominees of the Parties. New Directors may at any time be removed, without compensation, with or without cause, by the Meeting of Shareholders provided that the New Directors appointed to replace the removed New Directors shall be designated by the Party that nominated the removed New Director or its successor.

         References in this agreement to the Board, the Director or Directors, shall be deemed to also be referred to the New Board, the New Director or New Directors, as appropriate.

(iv) The term of office of a Director shall be three (3) years. Directors shall be eligible to serve successive terms.

(v) The Board shall select one Director as President who shall act as such at meetings of the Board and Meetings of Partners, and a Company Secretary, who shall also act as such at meetings of the Board and Meetings of Partners and who will not need to be a Director. A Vice President and a Vice-Secretary may also be selected by the Board in the same form as the selection for President and Secretary, respectively, for the purposes of substituting them in their absence.

(vi) Meetings of the Board shall take place at such times as may be required by Law or as requested by the President or three (3) Directors, with a minimum of twice a year, at such place, within or out of Spain, as shall be specified by the President. Unless otherwise agreed in writing by all the Directors, at least five (5) day's prior notice in writing shall be given of each meeting of the Board, which notice shall indicate the agenda to be considered at the meeting.

(vii) In order to have a quorum at meetings of the Board the following will be required:

         - If the Board is composed of an even number of Directors, the quorum will be that number of Directors divided by 2, plus 1;

         - If the Board is composed by an odd number of Directors, the quorum will be that number of Directors divided by 2, and rounded up to the nearest integer number.

(viii) Directors shall be entitled to participate and exercise their rights to vote in the meetings of the Board, either by attending the meetings in person or by proxy to another Director. Each Director, including the President, shall have one vote.

(ix) Any action by the Board may be taken by written consent IN LIEU of a meeting, provided such consent is signed by half plus one of the total number of Directors and provided that all Directors have received prior notice of such action by written consent and agreed to hold the meeting in writing.

(x) Subject to paragraphs (xi) and (xii) below, any questions arising at any meeting of the Board shall be decided by a majority of votes of the Directors present or represented.

(xi) The Board shall not take any of the following actions or pass resolutions in respect of the same without the prior approval of the Directors appointed by FMCE, PRISA, AZTLAN and CORTE INGLES for so long as such Parties each own at least 5% of the participations:

         a)       any fundamental change in the Business of FMCS;

         b) the execution of any agreement with a third party to provide content over FMCS' network on terms better than those offered to any of the Parties wherever such Party also provides substantially similar content;

         c) the execution, amendment, termination or waiver of any provision of any agreement with an affiliate of FMCE or of any of the execution of any transaction with an affiliate of FMCE or of any of the Parties (other than all such agreements and transactions done at arms length and approved by the Board);

         d) the entering, transporting, modifying, cancelling or finishing any agreement in which FMCS is a party together with, directly or indirectly, its directors, officers, employees, inspectors or Parties, including without limitation, agreements between FMCS directly or indirectly with relatives of the Parties or any other company in which directly or indirectly such Parties, directors, officers, employees, inspectors or relatives participate;

         e) the granting of credits, loans or any other financing to third parties, that exceeds the limits or amounts previously established and approved by the Board;

         f) the entering into any act or operation that has as an objective the guarantee of debts or liabilities in charge of any person or assume the obligation to indemnify any other person of any liability or obligation in which it may incur;

         g) the purchase, sale, lease or encumbrance of real estate through sale agreements or in any other manner, or the entering into, altering or modifying the terms or any lease or other contract concerning real estate and that such amount exceeds the limits previously established and approved by the Board;

         h) the entering into, transferring, modifying, cancelling or termination of any license agreement, technical assistance agreement, technical or administrative services agreement or any other similar agreements in which FMCS is a party;

         i) the incorporation of a new subsidiary of FMCS or the acquisition, disposition or closing of any regular operation establishment of FMCS or the formation, acquisition, dissolution or sale of or participation in whatever form in any interest in any other enterprise including the increase or decrease in the capital of any other company and the resolution of any other matters that affect the interest or participation of FMCS in other companies;

         j) the incurring by FMCS of any borrowing or any other indebtedness or liability in the nature of borrowing which in aggregate exceed 10 million EUROS in any one year provided always that such indebtedness or liability is outside the scope of the Business Plan or exceeds the limits previously established by the Board;

         k) the creation of any mortgage, charge or other encumbrance over any asset of FMCS and the giving of any guarantee by FMCS other than in the ordinary course of business;

         l) any action by FMCS which is beyond the scope of the Business of FMCS or beyond what has previously been authorised by the Board;

         m)       any proposal related to Clause 3 of this Agreement.

(xii) Additionally to the provisions of paragraph (xi) above, the Board shall not take any actions or pass resolutions in respect of the same without the prior approval of eight (8) of the twelve (12) Directors of FMCS unless the Board is composed at the moment of passing any of the resolutions referred to below, of a number of Directors below twelve
         (12), in which case the percentage of votes required for the Board to take the following actions or to pass the following resolutions shall be 66% of the total number of Directors composing the Board at the time of taking the following actions or passing the following resolutions:

         a) the approval of FMCS' business plan (as approved by the Board on the date hereof and that will be presented for each of the Licences, the "BUSINESS PLAN"). For the purposes of this Agreement, Business Plan shall mean FMCS' 5-year base financial model as agreed and approved by the Parties and to be reviewed annually or as required by material and unforeseen changes in the Business of FMCS. A sample summary of the Business Plan is attached hereto as Schedule 1. The entire Business Plan will be available should the Parties so desire. Such Business Plan shall comprise a financial plan setting out cash flow charts, income and expenses statements, balance sheet, profit and loss forecasts and financing proposals using capital or borrowings;

         b) the declaration or distribution of any dividend or other payment out of the distributable profits of FMCS;

         c) the disposal (including the lease to a third party) or acquisition or capital expenditure FMCS in any financial year of assets with a book value, market value or sale value in excess of 5 million EUROS, provided always that such disposal or acquisition is outside the scope of the Business Plan;

         d) the incurring by FMCS of any borrowing or any other indebtedness or liability in the nature of borrowing which in aggregate exceed 10 million EUROS in any one year provided always that such indebtedness or liability is outside the scope of the Business Plan or exceeds the limits previously established by the Board;

         e) the creation of any mortgage, charge or other encumbrance over any asset of FMCS and the giving of any guarantee by FMCS other than in the ordinary course of business;

         f) the entering into by FMCS of any contract or arrangement outside the ordinary course of trading or otherwise than at arm's length (which includes any contract or arrangement with a Party's manager or employee or a connected person);

         g) the instigation or settlement of any litigation or arbitration proceedings by FMCS when the amount claimed exceeds 1 million EUROS;

         h) the execution and delivery to the government of Spain of any license application to provide wireless local loop services as well as the withdrawal from any license application process;

         i) the execution of any agreement with a third party to provide content over FMCS' network on terms better than those offered to any of the Parties wherever such Party also provides substantially similar content;

         j) the execution, amendment, termination or waiver of any provision of any agreement with an affiliate of FMCE or of any of the execution of any transaction with an affiliate of FMCE or of any of the Parties;

         k) the provision of guarantees by each of the Parties as may be required or necessary in order for FMCS to obtain the Licences.

Upon transformation of FMCS into a limited liability company ("SOCIEDAD ANONIMA"), additionally to the provisions of paragraph (xii) above, the New Board shall not take any actions or pass resolutions in respect of the same without the prior approval of ten (10) of the fifteen (15) New Directors of FMCS unless the New Board is composed at the moment of passing any of the resolutions referred to in (a) to (k) above, of a number of New Directors below fifteen
(15), in which case the percentage of votes required for the New Board to take the actions or pass the resolutions mentioned in (a) to (k) above shall be 66% of the total number of New Directors composing the New Board at the time of taking said actions or passing said resolutions.

The foregoing restrictions shall terminate upon an initial public offering of equity securities of FMCS or any successors thereto or upon an initial public offering of equity securities of FMCE or any successors thereto, provided always that all Parties have exercised their voluntary conversion rights referred to in Clause 11 below. If this is not the case, the restrictions of paragraphs (xi) and (xii) shall remain in force upon an initial public offering of equity securities of FMCE.

6.       BOARD COMMITTEES

         The Board shall form from their members the following subcommittees:

6.1      EXECUTIVE COMMITTEE

         (i) Except for those actions expressly reserved to the Audit Committee pursuant to Clause 6.3(i) below, the Executive Committee shall have full powers delegated from the Board and will be responsible for the day to day running of FMCS.

         (ii) The Executive Committee shall be comprised of seven (7) Directors, two (2) appointed by FMCE, two (2) appointed by PRISA, one (1) appointed by AZTLAN, one (1) appointed by CORTE INGLES and one (1) appointed jointly by the Cajas. On the second year from the execution of this Agreement and during the term of such second year, AZTLAN shall be entitled to request that one (1) additional Director of AZTLAN is appointed to the Executive Committee in which case PRISA shall reduce the number of Directors to one (1). After the elapse of the second year PRISA will appoint two (2) Directors for the term of such third year, after which AZTLAN will be again entitled to make the same request of two (2) Directors which will imply PRISA reducing the number of Directors to one (1). This mechanism will be a right for AZTLAN on every alternate year while this Agreement is in force and AZTLAN holds at least 5% of the capital in FMCS.

         (iii) The Executive Committee shall be entitled to vote on all types of resolutions relating to the day to day Business of FMCS, and expressly on the appointment and removal of the General Manager and the Chief Operating Officer, and on the approval of the annual budget of FMCS. Notwithstanding the above, the Executive Committee will not be entitled to vote on all those actions or resolutions relating to the same and defined in Clause 5(xi) and 5(xii) above, which shall be reserved exclusively to the meetings of the Board of Directors.

         (iv) Resolutions of the Executive Committee shall be approved by a majority of votes of the Executive Committee Members present or represented by proxy by another Executive Committee Member.

         (v) In all that has not been expressly referred to in this Clause 6.1, the Executive Committee shall be governed by the rules set forth for the Board in Clause 5 above and in FMCS' Charter.

6.2      RESOURCE COMMITTEE

         (i) The Resource Committee shall be responsible for providing recommendations to the Board for all significant finance, human resources and budgetary activities, and shall be consulted by the General Manager (as defined in Clause 7 below) in the terms stated in such Clause, including without limitation any proposal to the Board in connection with compensation to employees or consultants through stock or other form of equity or participation.

         (ii) The Resource Committee shall be comprised of five (5) Directors, one (1) appointed by FMCE, one (1) appointed by PRISA, one (1) appointed by AZTLAN, one (1) appointed by CORTE INGLES and one (1) appointed jointly by the Cajas.

         (iii) Resolutions of the Resource Committee shall be approved by a majority of votes of the Resource Committee Members present or represented by proxy by another Resource Committee Member.

         (iv) In all that has not been expressly referred to in this Clause 6.2, the Resource Committee shall be governed by the rules set forth for the Board in Clause 5 above and in FMCS' Charter.

6.3      AUDIT COMMITTEE

         (i)      The Audit Committee shall be responsible for:

                  - authorising any contract to be entered into by FMCS for an amount exceeding 5 million EUROS;

                  - authorising the formalisation, ratification, variation, termination, repudiation or performance of (or the setting of consideration or issuing of approvals under) any contract between FMCS and any Party or any Party's related party;

                  - carrying out and/or reviewing the results of internal audits;

                  - reviewing the quarterly reports before presentation to the Parties;

                  - proposing to the Partners Meetings or Board, whichever is competent, INTER ALIA:

                       * the appointment of external auditors which initially the Parties agree to be Arthur Andersen;

                       *    a change of the tax year;

                       * the distribution of dividends or amounts on account of dividends;

                       * the fixing of the Directors' remuneration, as the case may be, together with the remuneration of the senior executives and of any employee of FMCS whose emoluments exceed 100,000 EUROS;

                       * the application by FMCS for suspension of payments or bankruptcy, and the proposal for the approval of arrangements in the course of such proceedings;

                       * the taking of any action, transaction or event which differs materially from or conflicts materially with the Business Plan;

                       * the taking of any action, transaction or event or series of similar actions, transactions or events different from or in conflict with FMCS' budget in a total amount, over a financial year, of or in excess of 5% of the budget;

                       * the taking of any action, transaction or event which may have a materially adverse effect on the financial performance, or which would cause unreasonable detriment to the public standing and reputation of FMCS;

                  - proposing any variation to FMCS' annual budget (or the adoption of a new budget), FMCS' Business Plan (or the adoption of a any new Business Plan, or the renewal of the Business Plan);

                  - carrying out any other task which the Board might from time to time consider appropriate to have delegated to the Audit Committee.

         (ii) The Audit Committee shall be represented by five (5) Directors, three (3) of which can not be members of the Executive Committee. One (1) member shall be appointed by FMCE, one (1) by PRISA, one (1) by AZTLAN, one (1) by CORTE INGLES and one (1) appointed jointly by the Cajas.

         (iii) Resolutions of the Audit Committee shall be approved by a majority of votes of the Audit Committee Members present or represented by proxy by another Audit Committee Member.

         (iv) In all that has not been expressly referred to in this Clause 6.3, the Audit Committee shall be governed by the rules set forth for the Board in Clause 5 above and in FMCS' Charter.

7.       GENERAL MANAGER

         (i) FMCS shall be managed on a day to day basis by the General Manager, who will receive instructions directly from the Board and the Executive Committee, and who will consult his business decisions with the Resource Committee.

         (ii) The General Manager shall be elected by the Executive Committee, by a majority of the votes in accordance with Clause 5.(xii). The General Manager may at any time be removed and replaced, with or without cause, by the Executive Committee.

         (iii) The period of employment of the General Manager shall be determined by the Executive Committee. The period of employment of the General Manager shall not exceed five (5) years and shall expire when his successor is elected, provided that if no period is fixed by the Executive Committee, the period of employment of the General Manager shall automatically be five (5) years. The General Manager shall be eligible to serve successive periods.

         (iv) The General Manager will act as a senior executive employee of FMCS with limited powers of attorney as decided by the Executive Committee from time to time and pursuant to a senior executive agreement.

8.       ACCOUNTING

         (i) The accounting period of FMCS shall be the twelve-month period commencing the 1st day of January and ending on the 31st day of December. However, FMCS' first fiscal year commenced on the day of its incorporation and shall end on December 31, 1999.

         (ii) A balance sheet and a profit and loss statement shall be submitted by FMCS to each Party on an annual basis, with enough time for the Parties to review them and in any event within ninety (90) days after the end of each fiscal year. Such statements shall be audited at the expense of FMCS by Arthur Andersen which has been agreed by the Parties that will be designated as FMCS auditors, or another accounting firm designated by the Meeting of Partners in accordance with international accounting standards.

         (iii) FMCS shall deliver to each Party quarterly unaudited financial statements within thirty (30) days after the end of each period with comparisons to the prior year and budget for that period.

         (iv) FMCS shall submit to each Party quarterly and annual management projections, the 5-year Business Plan and annual budgets prior to the start of each calendar year.

         (v) The Founding Partners shall have the right to inspect or arrange for audits to be carried out in respect of the books and records of FMCS upon reasonable notice and during the regular business hours of FMCS.

         The balance sheet and the profit & loss account as of 30 October 1999 of FMCS is attached as Schedule 2.

         The provisions of paragraphs (ii), (iii) and (iv) shall terminate with respect to each of the Parties upon the earlier of (i) a conversion of their respective participations into FMCE participations or (ii) such time when such Party ceases to own at least 1% of the participations, provided that thereafter such Party shall receive copies of publicly filed periodic reports and financial statements of FMCS.

9.       REIMBURSEMENT OF EXPENSES

         (i) All expenses incurred by FMCS in the preparation of the applications indicated in Declarations III (i.1) and III (ii.1) herein as well as in the Tenders will be paid by the Parties pro rata with their respective holdings in FMCS, prior to FMCS filing the applications to obtain the Licences provided however that such expenses may not exceed in any case 2,484,460 Euros. For such purposes among others, the Parties will fund FMCS pursuant to Clause II.1 above.

         (ii) The Parties agree to cause FMCS to reimburse each Party for all reasonable and documented costs and expenses incurred by such Party or any of its affiliates in respect of works carried out in relation to the business and operations of FMCS provided such costs and expenses have been budgeted and expressly approved by the Executive Committee of FMCS prior to incurring in the same and are determined on a arm's length basis. Each Party shall submit quarterly statements to FMCS for reimbursement, and such reimbursement shall be made by FMCS within thirty (30) days after receipt of such quarterly statements so long as such statements do not exceed the initially approved budget.

         (iii) FMCS shall not reimburse to the Parties any other costs or expenses different to those expressly referred to in 9 (ii) above. Consequently, each Party shall support all costs and expenses in which it incurs except for those referred to in 9(ii) above.

         The budget summary and the undertakings assumed by FMCS are attached as Annex 3.

10.      TRANSFER OF PARTICIPATIONS

         The Parties agree, as a personal and binding obligation, that they will take any and all actions required under corporate or contractual rules to allow for timely and strict compliance with the terms of this Clause. The Parties similarly agree that anything to the contrary in FMCS' Charter will be amended and that in any event, the provisions of this Clause shall prevail.

10.1     RESTRICTIONS ON THE TRANSFER OF PARTICIPATIONS

         (i) Unless otherwise expressly approved by all of the other Parties, no Party may Transfer (as defined below) any participations or any interest or right therein prior to the obtention by FMCS of either or both of the Licenses, and thereafter except in compliance with the terms and conditions of this Agreement, including without limitation, satisfaction of the following conditions:

                  a)       no Transfer shall be made other than pursuant to a
                        written BONA FIDE offer by a third party to acquire any or all of the participations by means of a Transfer from a Party (hereinafter, the "THIRD PARTY OFFER");

                  b)       no Transfer shall be made where the transferring
                        Party and transferee agree in connection therewith that the transferor shall exercise any residual powers in the participations so transferred; and

                  c)       the transferee must agree to become subject to, and
                        bound by, the obligations of the transferring Party under this Agreement, including, but not limited to, all of the restrictions on transferability of such participations.

         (ii) Any Transfer in contravention of any of the provisions of this Clause shall be void and of no effect, and the Parties agree that they shall always cause their representatives in the governing bodies of FMCS to take any action conducive to reject or not recognise said Transfer.

         (iii) In any event and as from the date of submission of the application for the Licences, no Party may transfer any participations of FMCS or any interest or right therein during the period of one (1) year from the date of awarding of any of the Licences and for the subsequent period of three (3) years, no Party may transfer any participations of FMCS or any interest or right therein unless such transfer is to another of the Parties and for a total percentage for such two Parties below 15% of FMCS capital. The Parties agree that in order to carry out any transfer between two Parties which exceed 15% of the capital of FMCS during such three (3) year period, they shall obtain prior authorisation from the relevant Spanish authorities.

         For the purpose of this Agreement, Transfer means, in respect of a participation, any actual, attempted or purported sale, conveyance, assignment or other transfer of a participation, whether voluntary or involuntary, including any indirect sale or transfer pursuant to a merger or consolidation of or sale of a majority or more of the equity interests in a Party, but only if the primary purpose of such merger, consolidation or sale of equity interests is to circumvent the restrictions of this Clause.

10.2     RIGHT OF FIRST REFUSAL

         (i) Except in the case of a transfer pursuant to Clause 10.4 below, if a Party (hereinafter the "TRANSFERRING PARTNER") desires to Transfer any or all of its participations to any person (a "THIRD PARTY"), it shall promptly give to FMCE written notice thereof. Such notice shall be accompanied by a true and complete copy of the Third Party Offer and an offer in writing from the Transferring Partner first to sell such participations to FMCE (hereinafter the "PARTNER OFFER"). FMCE shall have a thirty (30) day period to accept or reject the Partner Offer. In case of acceptance of the Partner Offer the Parties hereby undertake to perform any and all actions required to allow FMCE to acquire the participations included in the Partner Offer, including, without limitation waiving any first refusal right to which, pursuant to Spanish law or FMCS's by-laws, they might be entitled. Should FMCE reject the Partner Offer, it shall give written notice of such rejection to the Transferring Partner and to FMCS so that the Transferring Partner may offer the Partner Offer to the rest of the Parties, including FMCE, in proportion to their stake in the capital of FMCS.

         (ii) FMCS shall immediately inform the rest of the Parties of the Partner Offer and the rest of the Parties may accept, in proportion to their stake in FMCS, or reject the Partner Offer within thirty (30) days from the receipt thereof. If the Partner Offer is not accepted by a notice in writing delivered to the Transferring Partner within the aforementioned period, it shall be deemed to have been rejected, in which case the Transferring Partner shall inform in writing the rest of the Parties who have accepted the Partner Offer who shall have the right to accept to increase the amount of participations to which they were entitled by another notice in writing delivered to the Transferring Partner within a new thirty (30) day period from receipt of such notice from the Transferring Partner.

         (iii)    Acceptance of the Partner Offer:

                  a)       If any or all of the Parties (other than the
                        Transferring Partner) accept the Partner Offer, they shall pay a purchase price per participation subject to the Partner Offer equal to the purchase price per participation (or cash equivalent thereof) set forth in the Third Party Offer.

                  b)       Purchase by the Parties and Transfer by the
                        Transferring Partner of the participations shall occur on a mutually agreeable date, time and place within thirty (30) days following acceptance of the Partner Offer by the relevant Parties, or such later date on which any governmental approvals required for such purchase and Transfer have been obtained, it being understood that the Transferring Partner shall take all actions and make all filings necessary in connection with any required governmental approvals.

                  c)       The Parties shall, at their election, pay for the
                        participations at the time of purchase or pursuant to the same terms and conditions contained in the Third Party Offer.

         (iv)     Following expiration of the periods mentioned in paragraph
                  (ii), if the Partner Offer has not been totally accepted, the Transferring Partner may Transfer the participations not purchased by the rest of the Parties to the Third Party, provided that if the Transfer does not occur on the terms and conditions contained in the Third Party Offer or within thirty
                  (30) days after the expiration of the periods referred to in paragraph (ii), the Transferring Partner shall follow the procedure set out in paragraphs (i) to (iv) of this Clause
                  10.2 prior to any Transfer thereof.

10.3     EFFECT OF TRANSFER

         In the event of a Transfer of participations, the transferee shall be subject to, and bound by, the obligations of the Transferring Partner under this Agreement, including, but not limited to, all of the restrictions on transferability of such participations, and upon the execution and delivery by such transferee of a written adhesion to this Agreement, such transferee shall have and assume all of the rights of the Transferring Partner relating to the participations so transferred. Should a Transfer take place without the transferee having executed a written adhesion to this Agreement, the Transferring Partner shall remain liable for any breach by the transferee of the terms and conditions and obligations set forth in this Agreement

10.4     INTRA-GROUP TRANSFER OF PARTICIPATIONS

         Subject to the commitment to permanency in the capital of FMCS set forth in Clause 10.1 (iii) above, any Party shall be entitled to propose to the rest of the Parties the transfer of any or all of the participations held by it to any affiliate as described below (hereinafter an "AFFILIATE") provided that the following conditions are met:

         (i) the transferee must be an Affiliate that is wholly owned and controlled by the Transferring Partner or which wholly owns and controls the Transferring Partner;

         (ii) the transferee must be an Affiliate over which the Transferring Partner undertakes to retain full ownership and control for as long as this Agreement shall remain in force, or an Affiliate which undertakes to retain full ownership and control over the Transferring Partner for as long as this Agreement shall remain in force;

         (iii) the Transferring Partner assumes joint and several liability with the transferee vis-a-vis the rest of the Parties for the strict compliance by the said transferee of this Agreement;

         (iv) the proposed transfer is notified by the Transferring Partner in writing to the rest of the Parties prior to its execution and said transfer is approved by Parties in a Partners Meeting with the majorities set forth in Clause 4(vii) above;

         (v) the transferee signs an adhesion contract to this Agreement undertaking to be bound by it to the same extent as the Transferring Partner would have been bound had the transfer not been effected.

10.5     NO OTHER RESTRICTIONS

         Provided that all applicable conditions set forth in this Clause have been complied with, no Party shall oppose or in any other way obstruct, any Transfer of another Partner's participations.

         11.      VOLUNTARY CONVERSION

         Prior to filing in the United States of America a registration statement under the Securities Act of 1933 of the United States of America, as amended (or similar document under the laws of another jurisdiction), for an initial public offering of common equity securities (hereinafter, an "IPO") of FMCE or its successor or any holding company for shares of FMCE or such successor (hereinafter, the "ISSUER"), the Issuer will deliver to the Parties a notice (hereinafter, the "IPO NOTICE") of its intention to effect an IPO. The IPO Notice will include the Issuer's good faith estimate of the anticipated gross proceeds to the Issuer and the anticipated per share offering price for the IPO.

         Upon execution of an agreement for the sale (hereinafter, a "SALE") of more than 50% of the outstanding common stock of the Issuer (hereinafter, a "SALE AGREEMENT"), the Issuer shall deliver to the Parties a notice (hereinafter, the "SALE NOTICE") of its execution of the Sale Agreement. The Sale Notice will include the consideration per share to be received by the Issuer pursuant to the Sale Agreement and other material terms of the Sale Agreement.

         Subject to the terms of this Clause 11, (i) upon receipt by the Parties of an IPO Notice, (ii) upon receipt by the Parties of a Sale Notice or
         (iii) if no IPO Notice or Sale Notice has previously been delivered to the Parties, by notice in writing to the Issuer at any time within 30 days after the fifth anniversary of the date of this Agreement (hereinafter, the "FIVE YEAR OPTION"), the Parties shall have the option to exchange (hereinafter, the "CONVERSION OPTION") all, but not less than all, of their respective participations for a number of shares of common equity securities of the Issuer computed per the Conversion Formula set forth in subparagraph (b) and subject to the provisions of subparagraph (c) below. Each of the Parties may exercise the Conversion Option for their respective participations at any time within the above referred period of thirty (30) days, independently whether the rest of the Parties exercise the Conversion Option for their participations.

         The only Parties that may exercise the Conversion Option will be those in respect of which the Issuer receives written notice of the intention of each of them to exercise (hereinafter, a "CONVERSION NOTICE") within 15 days of receipt of an IPO Notice or Sale Notice or within 30 days after the fifth anniversary of the date of this Agreement (hereinafter, the "CONVERTING PARTIES"). An election to exercise the Conversion Option by any Party shall be irrevocable, provided that any of the Converting Parties may revoke their Conversion Notice (i) in the case of an IPO, if the IPO is not consummated within 4 months from the date of the IPO Notice, or the gross proceeds to the Issuer and the price per common share are not at least 80% of the respective minimum amounts referenced in the IPO Notice and (ii) in the case of a Sale, if the Sale is not consummated within nine months from the date of the Sale Notice.

         (i) the Parties hereby agree that the common shares received by the Parties pursuant to the exercise of the Conversion Option will be subject to the same restrictions (including restrictions on transfer), as are applicable to FirstMark Holdings L.L.C. (hereinafter, "HOLDINGS") and any subsidiaries of Holdings which own shares of capital stock of the Issuer (whether such restrictions are imposed by the Issuer, its underwriters or applicable law); provided that nothing in this Agreement is intended to restrict the Parties ability to sell common shares of the Issuer following the date that is two years after the consummation of the IPO or Sale unless a subsequent public offering constrains Holdings' ability to sell common shares of the Issuer, in which event the Parties will agree to such further restrictions for up to six months.

         (ii) The number of shares of the Issuer which shall be issued to each of the Parties shall be computed in accordance with the formula (hereinafter, the "CONVERSION FORMULA") given below. Such formula assumes that the Issuer is engaged solely in the wireless local loop business. In the event that the Issuer is not engaged solely in the wireless local loop business, the Parties agree to adjust the Conversion Formula as appropriate:

                                  ES= S% X ((VR X RS)+ (VP X PS) - (DS - CS))
                                      ---------------------------------------
                                                         PPS

                                         Where VR = 0.6 X EVE
                                                    ---------
                                                         RE

                                         and      VP = 0.4 X EVE
                                                    ------------
                                                         PE

                  ES: Number of shares of the Issuer to be received by each of the Parties as a result of exercise of the Conversion Option in exchange for their participations in FMCS.

                  S%: Each of the Parties' Ownership Percentage of FMCS at the time of exercise.

                  VR:      Value of Revenue (as defined in the formula above).

                  RS: Either (i) in the event that any of the Issuer's subsidiaries has negative EBITDA for the fiscal year prior to the delivery of the Conversion Notice, revenue of FMCS based upon the latest audited financial statements prepared prior to the date on which the Parties notify the Issuer of their intention to exercise the Conversion Option, or (ii) in the event all of the Issuer's subsidiaries have positive EBITDA for the fiscal year prior to the delivery of the Conversion Notice, EBITDA of FMCS based upon the latest audited financial statements prepared prior to the date on which the Parties notify the Issuer of their intention to exercise the Conversion Option.

                  VP: Value of Population (as defined in the formula above).

                  PS: 40 million (i.e., current population of Spain -39,669,394- rounded up to the nearest million).

                  DS: Amount of outstanding indebtedness of FMCS for borrowed money (including capitalised lease obligations) and the aggregate liquidation preference of outstanding preferred equity interests of FMCS at the date of the Conversion.

                  CS: Cash and cash equivalents of FMCS at the date of the Conversion.

                  EVE:     Enterprise value of FMCE calculated as: EE + DE - CE.

                  PPS:     Price per common share of the Issuer (i) in the IPO,
                           (ii) in the Sale or (iii) valued at Fair Market Value as determined by the valuation procedure in paragraph
                           d. below in the case of an exercise of the Five Year Option, whichever of (i), (ii) and (iii) is applicable.

                  RE: Either (i) in the event that any of the Issuer's subsidiaries has negative EBITDA for the fiscal year prior to the delivery of the Conversion Notice, revenue of the Issuer based upon the latest audited financial statements prepared prior to the date on which each of the Parties notify the Issuer of their intention to exercise the Conversion Option, or (ii) in the event all of the Issuer's subsidiaries have positive EBITDA for the fiscal year prior to the delivery of the Conversion Notice, EBITDA of the Issuer based upon the latest audited financial statements prepared prior to the date on which each of the Parties notify the Issuer of their intention to exercise the Conversion Option.

                  PE: Population of the geographic area covered by the Issuer's licenses, or licenses held by any operating subsidiaries of the Issuer in which the

                           Issuer has an equity stake multiplied by the Issuer's percentage equity interest, as per the latest censuses conducted by each of the governments of jurisdictions in which the Issuer or its subsidiaries have a license at the date on which each of the Parties notify the Issuer of their intention to exercise the Conversion Option. For the purposes of the Spanish population, the figure referred to in paragraph PS above shall apply.

                  EE: Equity value of the Issuer based upon the PPS in the IPO or Sale or the Fair Market Value on a pro forma basis, including any outstanding stock options, warrants and convertible securities, the exercise or conversion price of which is less than the PPS, excluding shares issuable upon exercise of the Conversion Option.)

                  DE: Outstanding indebtedness for borrowed money (including capitalised lease obligations) and the aggregate liquidation preference of outstanding preferred stock of the Issuer and its subsidiaries (excluding convertible preferred stock of the Issuer the conversion price of which is less than the PPS) at the date of the Conversion.

                  CE: Cash and cash equivalents of the Issuer at the date of the Conversion (including the Issuer's proportionate share of intercompany advances to FMCS and its subsidiaries and the aggregate exercise price of any outstanding stock options and warrants, the exercise price of which is less than the PPS) it being understood that the proceeds of the IPO, if applicable, do not constitute cash or cash equivalents.

                  All calculations for the Issuer include the Issuer's proportionate share of revenues, EBITDA (earnings before interest, taxes, depreciation and amortisation), population, indebtedness for borrowed money, preferred stock obligations and cash and cash equivalents of non-wholly owned subsidiaries, before giving effect to the exercise of the Conversion Option.

              (iii) (a) The conversion contemplated by the Conversion Option shall take place as applicable (x) simultaneously with the consummation of the IPO, (y) simultaneously with the Closing of the transactions contemplated by the Issuer Sale Agreement or (z) in the case of the Five Year Option, within 30 days of agreement upon or determination of the Fair Market Value, as the case may be.

                  (b) Each of the Parties shall expressly represent and warrant that the Participations are duly authorised, validly issued, fully paid and non-assessable Participations of FMCS and that they are free and clear of any contractual lien, charge, pledge, encumbrance or other contractual security interest.

              (iv) (a) In the event any of the Parties exercise the Five Year Option, and the Issuer and such Party cannot within thirty (30) days agrees upon the Fair Market Value, the Fair Market Value shall be determined in accordance with the procedure provided below based upon the hypothetical trading value of FMCE assuming that the Shares of FMCE were publicly traded.

                  (b) Within thirty (30) days after the delivery by the last of the Parties of the Conversion Notice, (i) the Converting Parties shall jointly select one appraiser and (ii) the Issuer shall appoint another (hereinafter, the "APPRAISERS").

                  (c) Within sixty (60) days after the delivery by each of the Parties of the Conversion Notice, the Converting Parties shall deliver to the Issuer, their Appraiser's written estimate of the Fair Market Value and the Issuer shall deliver to the Converting Parties its Appraiser's written estimate of the Fair Market Value.

                  (d) The Fair Market Value shall be determined in accordance with the following rules:

                         - should the estimates of both Appraisers be the same figure, such figure shall be selected as the Fair Market Value;

                         - should the estimates of both Appraisers differ in no more than 10%, the average figure of such two estimates shall be selected as the Fair Market Value;

                         - should the estimates of both Appraisers differ in more than 10%, a third appraiser (hereinafter, the "THIRD APPRAISER") shall be jointly appointed by the Appraisers. The Third Appraiser shall, within thirty (30) days after its appointment, deliver to the Converting Parties, the Issuer and the Appraisers its written estimate of the Fair Market Value;

                         - should the estimate of the Third Appraiser exceed the higher of the estimates of the Appraisers, such higher estimate of the Appraisers shall be selected as the Fair Market Value;

                         - should the estimate of the Third Appraiser be lower than the lowest of the estimates of the Appraisers, such lower estimate of the Appraisers shall be selected as the Fair Market Value; or

                         - should the estimate of the Third Appraiser be a figure between those of the estimates of the Appraisers, the estimate of the Third Appraiser shall be selected as the Fair Market Value.

                  (e) The Converting Parties shall be deemed to have hereby engaged and agreed to pay equally the fees and expenses of the Appraiser appointed jointly by them. The Issuer shall pay the fees and expenses of its

                         Appraiser and the Converting Parties and the Issuer shall pay equally (50-50) the fees and expenses of the Third Appraiser.

                  (f) The failure by the Converting Parties or by the Issuer to appoint their respective Appraisers, or the failure by any of the Appraisers to deliver their written estimates of the Fair Market Value on the periods referred to in (d) above, shall imply that the estimate delivered by the other Appraiser shall be selected as the Fair Market Value.

                  (g) The failure by any of the Appraisers to appoint the Third Appraiser on the period referred to in (d) above, shall imply that the estimate delivered by the other Appraiser shall be selected as the Fair Market Value

         The Fair Market Value determined in accordance with the foregoing procedure shall be binding on the Parties in all events and for all purposes.

         (v) After the later of (i) the date of exercise and consummation of each of the Parties' Conversion Option and (ii) the expiration of nine months from the date of an IPO and subject to the restriction contemplated by paragraph a. above, the Issuer shall, if requested by any of the Converting Parties in writing, as expeditiously as possible prepare and file up to one registration statement under the Securities Act of the United States of America (or other applicable securities laws) if such registration is necessary in order to permit the sale or other disposition of any or all securities that have been acquired by any of the Converting Parties pursuant to the Conversion Option; and the Issuer shall use commercially reasonable efforts to qualify such securities under applicable securities laws. Each of the Parties agree to use reasonable best efforts to cause, and to cause any underwriters of any sale or other disposition to cause, any sale or other disposition pursuant to such registration statement to be effected on a widely distributed basis. The Issuer shall use reasonable best efforts to cause such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor, and to keep such registration statement effective for such period not in excess of 90 calendar days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. The obligations of the Issuer to file a registration statement and to maintain its effectiveness may be (i) postponed until the expiration of a period of 180 days from the effective date of the most recent registration of common equity securities of the Issuer (other than a registration relating to employee benefit plans or any merger or acquisition transaction), or (ii) suspended for one or more periods of time not exceeding 180 calendar days with respect to any registration statement if the Board of Directors of the Issuer shall have determined that the filing of such registration statement or the maintenance of its effectiveness would require disclosure of non-public information that would materially and adversely affect the Issuer or would interfere with a planned merger, sale of material assets, recapitalisation or other significant corporate action (other than the issuance of equity securities). Any registration postponed or suspended under this paragraph shall not be counted for purposes of the rights of the Parties under this paragraph unless and until such registration statement has become effective and remained effective for the lesser of 90 days and the period necessary for the Parties to effect the sale of all shares covered thereto. Any registration statement prepared and filed under this paragraph, and any sale covered thereby, shall be at the Issuer's expense except for underwriting discounts or commissions and brokers' fees and fees of legal counsel to each of the Converting Parties, which shall be borne solely by each of them, respectively. The Parties undertake to provide in writing all information reasonably requested by FMCE for inclusion in any registration statement to be filed hereunder. If, during the time periods referred to in the first sentence of this Clause, FMCE effects a registration under the Securities Act of the United States of America or any other applicable legislation, of FMCE's equity securities for its own account or for any other of its stockholders (other than on a registration relating to employee benefit plans or any merger or acquisition transaction), it shall allow each of the Parties the right to participate in such registration; provided that, if the managing underwriters of such offering advise FMCE that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering on a commercially reasonable basis, priority shall be given, first, to the securities intended to be included therein by FMCE for its own account or for the account of the stockholders requesting such registration and, thereafter, second, FMCE shall include the securities requested to be included therein by each of the Converting Parties pro rata with any other securities included in such registration. In connection with any registration pursuant to this Clause, the Parties and FMCE shall provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification, and contribution in connection with such registration.

         (vi) Should an IPO occur prior to the elapse of the first year period from the date on which FMCS submits the applications of both Licences the number of shares to be converted pursuant to this Clause shall be determined in accordance with the conversion formula calculated at the time on which the IPO is effectively carried out. However, the Parties shall not be entitled to convert their shares in FMCS until such one (1) year period has elapsed.

III.     SCOPE OF COLLABORATION OF THE PARTIES

12.      SUPPORT FOR FMCS

         The Parties undertake to collaborate in the bidding procedures that FMCS might take part in, playing an active role in the preparation of the tenders to be presented therein and in the monitoring of them until the award is made and, very particularly, in everything to do with the Tenders and the obtaining of either or both of the Licences.

13.      PHASE PRIOR TO THE AWARDING OF THE LICENCES

         From the date of this Agreement up to the date on which each of the Licences is awarded, and notwithstanding the general collaboration commitment set down in Clause 12 above, the Parties undertake in particular, though without this constituting any limitation, to:

         (i) collaborate actively with FMCS and with its advisers in preparing the Tenders and in gathering together and producing whatsoever documents and/or material that might be required by the Spanish Administration;

         (ii) provide their assistance and support in whatsoever steps that FMCS might need to carry out before the competent authorities for the obtaining of the Licences;

         (iii) place at the disposal of FMCS the technical and human means, infrastructure, technology and other resources required by FMCS so that it might attain its immediate objective of being awarded the Licences;

         (iv) to provide as Partners of FMCS, in a due form and time, all the documentation that will be necessary to obtain the Licenses and which is listed in Schedule 4 to this Agreement.

14.      PHASE SUBSEQUENT TO THE AWARDING OF THE LICENCES

         If FMCS is finally awarded either of the Licences, or both, and notwithstanding the general collaboration commitment set down in Clause 12 above, the Parties undertake in particular, though without this constituting any limitation, to:

         (i) collaborate actively in the "TIME TO MARKET" strategies of FMCS, that is, the launching on the market of the various products and services of FMCS in order to accelerate and cut down as much as possible the time for the proper implementation of those products and services and the start-up of the Business of FMCS;

         (ii) collaborate actively in the strategies of operation, marketing and distribution of the wireless local-loop products and services provided by FMCS at any moment.

15.      INCORPORATION OF FUTURE PARTNERS

         The Parties hereby declare that if they consider it beneficial for their own interests and for those of FMCS, the Parties shall study the possible incorporation of other Partners into the capital of FMCS (hereinafter, the "FUTURE PARTNERS") which shall be materialised if approved by the Partners Meeting with the majorities set forth in Clause 4 (vii) above, in which majorities should be included the vote of all of the Founding Partners, only if the future Partner is to subscribe for new participations, by means of signing:

         (i) an adhesion contract binding the Future Partners to the present Agreement; and

         (ii) whatsoever public and/or private documents that might be necessary for formalising the taking of a stake by the Future Partners in the capital of FMCS by the percentages that are agreed.

16.      EXCLUSIVITY AND NON-COMPETITION

         For the purposes of this Clause, "Permitted Activities" shall mean any specific action not prohibited pursuant to this Clause 16. Additionally, for the purposes of this Clause "Wireless Local-Loop" shall refer to any fixed communication local loop access network utilising radio frequency falling in 3.5, 26 and 28 frequency bands.

16.1     EXCLUSIVITY AND NON-COMPETITION

         (i) Except for Permitted Activities, each of the Parties undertakes for so long as each of them hold, directly or indirectly, participations in FMCS, and for one (1) year after the date in which each of them ceases to hold such participations, not to, directly or indirectly, enter into or hold conversations, negotiations or agreements for acquiring any equity shareholding in persons or bodies that render or might be interested in rendering Wireless Local-Loop services in Spain, or which might frustrate the purpose of this present Agreement or the obtention by FMCS of either or both of the Licences, unless it is with the express prior agreement of the remaining Parties or allowed pursuant to Clause 16.1 (iii) e).

         (ii) In particular, during the life of this Agreement, the Parties are obliged not to participate, whether directly or indirectly, in any consortium or any other form of business collaboration that might be interested in presenting a competing tender to any of the Wireless Local-Loop Tenders.

         (iii) Additionally, each of the Parties undertake, for so long as each of them hold directly or indirectly participations in FMCS, and for one (1) year after the date in which each of them ceases to hold such participations:

                  a)       not to be engaged in any other Wireless Local-Loop
                        activities in Spain in competition with those conducted by FMCS; or

                  b)       not to induce or attempt to induce any supplier or
                        customer of FMCS to terminate or vary the terms of its business relationship with FMCS in a manner adverse to FMCS; or

                  c)       not to induce, or attempt to induce, any officer or
                        employee of FMCS to leave his employment with FMCS, with a detrimental result to FMCS; or

                  d)       not to be engaged in any activity which implies a
                        direct holding of any amount in the capital of any company that owns or has applied to a wireless local-loop licence in Spain, including but not limited to licences relating to 26, 3.5 and 28 GHz; or

                  e)       not to be engaged in any activity which implies an
                        indirect holding of a stake over 5% in the capital of any company competing in wireless local-loop in Spain.

         (iv) Notwithstanding the provisions of this Clause 16.1, any of the Parties will be entitled to be engaged, participate or acquire an interest in, or become connected with any business opportunity that could otherwise fall within the scope of the prohibitions of this Clause 16, provided always that such Party shall have made such business opportunity available to the Board of FMCS by written notice describing the business opportunity in reasonable detail and the Board shall have notified such Party in writing within thirty (30) business days of receipt of such notice that it does not wish to pursue such business opportunity, or having notified to such Party its interest in pursuing such business opportunity, does not effectively take any action for these purposes in the term of six (6) months from the date of such notification to the relevant Party.

         (v) Should any of the Parties perform any of the prohibited activities referred to in paragraph (iv) above without fulfilling the conditions referred to therein or should any of the Parties breach in any way the non competition undertakings included in this Clause 16, the relevant Party shall be obliged to sell its participations in FMCS to the rest of the Parties in accordance with the provisions of Clause 10 at the Fair Market Value calculated in accordance with Clause 11 (iv) above.

                  Additionally the Parties hereby agree that the breach by any Party of any of the undertakings contained in this Clause shall imply the assumption and payment by such breaching Party of all costs that may be derived from the negotiation with the relevant Spanish authorities and from the execution of the guarantees that the Spanish authorities may require as well as to the enforcement of the same in order to make effective the transfer of the participations of the breaching Party to the rest of the Parties.

                  Moreover, breach by any Party of the undertakings assumed in this Clause shall entail a penalty consisting of payment to the remaining Parties of a sum up to 100 million EUROS, but in any event not higher than the value of the equity interest of each Party in FMCS. This sum shall be distributed amongst the non-breaching Parties in proportion to the number of participations in FMCS owned by each. The penalty referred to above shall be applied for each breach committed by a Party of the obligations assumed in this Clause.

                  Notwithstanding the foregoing, should a breach of the Agreement by any Party cause loss to any Party or several Parties greater than the part of the penalty payable to it or them, such Party or Parties shall be entitled to require from the Party in breach indemnity for the damages directly and actually suffered by it or them.

         (vi) Each of the Parties acknowledges that the provisions of this Clause are no more extensive than is reasonable to protect FMCS' legitimate interests. If any court shall determine that the scope of this Clause is broader than is enforceable, the Parties agree that this Clause shall be deemed modified to be only so broad as shall be enforceable.

         (vii) For the purposes of this Clause, the Parties agree that the non-competition undertakings shall bind each of them and the companies within the group of companies to which each them belong.

16.2     INDEPENDENT CONTRACTORS

         None of the Parties shall create obligations, accept commitments, act as a representative, contractor or agent of the remaining Parties or of FMCS, nor shall it operate on behalf of the former or of the latter, without written consent from the remaining Parties or from FMCS giving confirmation of such an agreement.

IV.      MISCELLANEOUS

17.      CONFIDENTIALITY

17.1     CONFIDENTIAL INFORMATION

         For the purposes of this Agreement, Confidential Information means any information relating to the Business of FMCE or any of its affiliates including FMCS disclosed to the Parties or their representatives orally, in writing or other tangible or intangible form including, without limitation, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, samples, flow charts, computer programs, diskettes, marketing plans, financial plans, business plans, names of customers or suppliers and other technical, financial or business information.

         Confidential Information shall not include any information that:

         (i) was known by the Parties free of any obligation to keep it confidential prior to its disclosure by FMCE, its affiliates or representatives;

         (ii) is independently developed by the Parties other than in connection with this Agreement and the transactions contemplated hereby;

         (iii) is publicly available when received or which later becomes so available through no fault of the Parties, but only from the date that such information becomes so available; or

         (iv) was disclosed to the Parties by a third party who, to the Parties' knowledge after due inquiry, is not prohibited from disclosing such information by virtue of a nondisclosure obligation to FMCE or any of its affiliates.

17.2     CONFIDENTIALITY

         Each of the Parties shall use any Confidential Information obtained by it only in connection with its investment in FMCS. Each of the Parties shall hold the Confidential Information in confidence and shall disclose the Confidential Information only to their respective employees, agents and contractors who have a need to know such information to accomplish this purpose and who have agreed to be bound by the terms and conditions of this Clause. None of the Parties shall disclose the Confidential Information to any other person without the Founding Partners' prior written consent. Each of the Parties shall require their employees, agents and contractors to use the same degree of care to protect the confidentiality of the Confidential Information as they use with respect to similar information of the respective Party.

         Any disclosure of Confidential Information of direct relevance to FMCE such as business plans, operations, strategies (including but not limited to marketing, pricing or financing strategies) relating to FMCE wireless local-loop and other related activities shall require the prior written consent of FMCE.

17.3     UNAUTHORISED DISCLOSURE

         If any of the Parties becomes aware of any unauthorised disclosure, loss or misuse of the Confidential Information, they shall promptly notify the Founding Partners.

17.4     DISCLOSURE REQUIRED BY LAW

         If any of the Parties is required to disclose the Confidential Information (as defined in Clause 17.1 above) by a competent judicial or administrative body pursuant to applicable law or regulation, they shall promptly notify the Founding Partners or FMCE if it is Confidential Information relating to FMCE as described in 17.2 above, so that the Founding Partners or FMCE, as the case may be, may seek a protective order or other appropriate remedy. In the event that no such protective order or other remedy is obtained, the relevant Party shall furnish only that portion of the Confidential Information that it is advised by counsel is legally required and shall exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded to the Confidential Information.

17.5     NO RIGHTS OR LICENSES

         This Agreement does not give any of the Parties any rights by license or otherwise to any of the Confidential Information.

17.6     DURATION AND TERMINATION

         The Parties' obligations under this Clause shall remain in full force and effect for a period of three (3) years after the date of termination of this Agreement.

17.7     RETURN OR DESTRUCTION OF CONFIDENTIAL INFORMATION

         On a written request from any of the Founding Partners or from FMCE should it be in relation to Confidential Information relating to FMCE as described in 17.2 above, and, in any event, on termination of this Agreement, each of the Parties shall promptly and at their own expense either return to FMCS or to FMCE as instructed, or destroy the Confidential Information (including all copies thereof), depending on the instructions of the Founding Partners or FMCE, as the case may be, except as otherwise required by applicable law.

17.8     REMEDIES

         Each of the Parties acknowledges that the breach or threatened breach of this Clause may result in irreparable injury to FMCS and/or FMCE and that, in addition to its other remedies, FMCS and/or FMCE shall be entitled to injunctive relief to restrain any actual or threatened breach of this Agreement. Each of the Parties hereby waives any requirement for the posting of a bond or other security in connection with the granting to FMCS or FMCE of such injunctive relief.

18.      REPRESENTATIONS AND WARRANTIES

         Each Party represents and warrants as follows:

         (i) the Party is a company duly organised and validly existing under the laws of its jurisdiction of incorporation, with full powers to carry out the business which it carries out and proposes to carry out for the purposes of this Agreement;

         (ii) the Party has the full legal right, power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder;

         (iii) this Agreement has been duly authorised, executed and delivered by the Party and the obligations of the Party contained therein constitute valid and legally binding obligations of the Party, enforceable against the Party in accordance with their terms;

         (iv) the execution, delivery and performance of this Agreement and the compliance with its terms does not, and shall not result in a violation of the Party's charter or of any provision contained in any other agreement or instrument to which the Party is a party or by which the Party or any of its assets are affected or any statute, law, rule, regulation, judgement, award, decree or order applicable to the Party or any of its assets; and

         (v) no consent, approval or authorisation of, or declaration, filing or registration with, any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by the Party, in connection with the execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, save for the declarations to be filed by the non-Spanish resident Parties with the relevant Spanish foreign investment authorities.

         Each Party warrants to the other Parties that each of such representations is true and correct in all material respects as of the date of this Agreement and that none of them omits any matter the omission of which makes any of such representations misleading.

         FMCE represents and warrants that as of the date hereof, Holdings is not subject to any restrictions on the transfer of Participations it holds indirectly in FMCS.

19.      TERM AND TERMINATION

19.1     TERM

         This Agreement shall continue in effect until:

         (i) the agreement of 70% of the equity interest in FMCS to terminate;

         (ii) the termination by any Party, if none of the Licenses has been awarded to FMCS by December 31, 2000, in which case the Agreement shall terminate for that Party and shall continue to be valid and binding between the remaining Parties; or

         (iii) automatically in respect of that Party (or its affiliate) which ceases to own any participations, in which case the Agreement shall continue to be valid and binding between the remaining Parties.

         Notwithstanding the foregoing, the provisions relating to Confidentiality (Clause 17), Exclusivity and Non-competition (Clause
         16) and those of Clause 19.3 below, shall remain in effect for the term specified therein.

19.2     EFFECT OF TERMINATION

         The termination of this Agreement shall not in any way operate to impair or destroy any of the rights or remedies of any Party, or to relieve any Party of its obligations to comply with any of the provisions of this Agreement, which shall have accrued prior to the effective date of termination.

19.3     LIQUIDATION

         Upon termination pursuant to Clause 19.1 (i) above, the Partners will take the necessary actions to cause FMCS to be dissolved and liquidated.

20.      INDEMNIFICATION

20.1     LIMITATION ON PARTIES' LIABILITY

         Except as required by applicable law, the debts, obligations and liabilities of FMCS, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of FMCS, and none of the Parties, Directors or officers of FMCS shall be obligated personally for any such debt, obligation or liability of FMCS solely by reason of being a partner, director, officer or participating in the management of FMCS. The failure of FMCS to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under applicable law or this Agreement shall not be grounds for imposing personal liability on the Parties for liabilities of FMCS.

20.2     SURVIVAL

         The provisions of this Clause 20 shall survive the termination of this Agreement and the dissolution and liquidation of FMCS.

21.      ASSIGNMENT

         This Agreement shall be binding and shall operate for the benefit of the Parties and their respective beneficiaries and assignees.

         Notwithstanding the above, except as provided for in section 10.4 above, the contractual position (rights and obligations) of each of the signatory Parties to this Agreement shall not be able to be assigned to a third party without prior express consent in writing from the signatory Parties to it that are not affected by the assignment of contractual position that it is wished to carry out.

         An exception to the above is made for the case of assignments of contractual position made by signatory Parties to this Agreement in favour of Affiliates, according to the definition of this contained in Clause 10.4 above.

         The efficacy of assignments of contractual position made by the signatory Parties to this Agreement in conformity with the provisions contained in this Clause shall in all cases be subject to the express written acceptance from the assignee of the terms and conditions set down herein.

22.      ENTIRE AGREEMENT

         This Agreement, together with the documents referred to herein and the Schedules hereto, constitutes the entire agreement of the Parties with respect to the subject matter contained herein and supersedes all prior understandings and negotiations between them, whether written or oral.

23.      PARTIAL NULLITY

         If any provision of this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions set forth herein shall not in any way be affected or impaired; provided, however, that in such case the Parties agree to use their best efforts to achieve the purpose of the invalid provision through a new, legally valid and enforceable provision.

24.      NOTICES

         Any notice, instruction or other communication to be given under this Agreement to a Party shall be in writing. Such notice, instruction or communication shall be deemed to have been duly given when it shall be delivered by hand or sent by airmail, telex or facsimile to the Party to which it is required or permitted to be given at such Party's address specified below or at such other address as such Party shall have designated by notice to the Party giving such notice, instruction or other communication.

         For FMCE:

         To the attention of:  General Counsel
         6, rue Jean Monnet
         L-1218 Luxembourg

         FAX: +(352) 22 99 99 54 99

         To FirstMark Communications International LLC
         660 Madison  Avenue, 22nd Floor
         New York, NY 10021
         FAX: (212) 699-4301

         For PRISA:

         To the attention of:  Eduardo Diez Hochleitner
         Promotora de Informaciones, S.A.
         Gran Via 32
         28013 Madrid
         FAX:     34 91 330 1036

         For AZTLAN:

         To the attention of: Adolfo Cerezo Perez
         Inmobiliaria Aztlan, S.A. de C.V.
         Parque Via n(0) 190, piso 10

         Colonia Cuahutemoc
         Mexico 06599, Distrito Federal
         Fax: (525) 255 15 76


         For CORTE INGLES:

         To the attention of: Lorenzo Lasaga Munarriz
         C/ Hermosilla, 112
         28009 Madrid
         FAX: 91 309 11 67

         For OMEGA:

         To the attention of: D. Mario Fernandez Pena
         C/ P(0) de la Castellana, 31
         280046 Madrid
         FAX: 91 319 57 33

         For DIARIO DE BURGOS

         To the attention of: Antonio Mendez Pozo
         C/ San Pedro de Cardena, 34
         09002 Burgos
         FAX: 947 27 55 33

         For CAJA DUERO:
         To the attention of: Dativo Martin Jimenez
         C/ Plaza de los Bandos, 15-17
         37002 Salamanca
         FAX: 91 571 24 23

         For IBERCAJA:

         To the attention of: Miguel Angel Navarro Garcia
         C/ Plaza Basilio Paraiso, 2
         50008 Zaragoza
         FAX: 976 21 76 03

         For CAJA SAN FERNANDO:

         To the attention of: D. Manuel Pinar Parias
         C/ Plaza de San Francisco, 1
         41004 Sevilla
         FAX: 95 459 72 31

         For EL MONTE:

         To the attention of:  Juan Jose Garcia Munoz
         C/ Plaza de Villasis, 2
         41003 Sevilla
         FAX: 95 450 24 58

25.      HEADINGS

         The headings to the covenants and Clauses of this Agreement have been included strictly for reasons of convenience and they in no way affect or prejudice the interpretation of the content of them.

26.      ENGLISH LANGUAGE

         This Agreement has been executed in English language. A translation into Spanish is attached hereto as Schedule 5 only for information and clarification purposes as the Parties expressly agree that the English version shall always prevail.

         All documents to be furnished or communications to be given or made under this Agreement shall be in the English language or, if in another language, shall be accompanied by a translation into English duly certified, which translation shall be the governing version between the Parties.

27.      GOVERNING LAW AND RESOLUTION OF DISPUTES

         This Agreement will be governed by the laws of Spain without giving effect to principles of conflicts of laws that would result in application of the law of another jurisdiction.

         Any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or invalidity thereof, shall be settled by the Parties within the thirty (30) day period following the receipt by the last one of parties of a written notice pointing out the existence of such dispute, controversy, claim, breach, termination or invalidity. Should the parties not reach an agreement in the thirty
         (30) day period referred to above, the Parties agree to submit the relevant issue to arbitration. The arbitration shall be in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce, except that in the event of any conflict between those rules and any arbitration provisions of this Agreement, the provisions of this Agreement shall govern.

         There shall be three arbitrators appointed by the Geneva, Switzerland office of the International Chamber of Commerce in accordance with said Rules. The arbitration, including the making of the award, shall take place in Geneva, Switzerland. The arbitration shall be conducted in the English language and the award, and the reasons supporting it, shall be written in English.

         All decisions of the arbitral tribunal shall be final and binding on the Parties and may be entered against them in a court of competent jurisdiction. When affixing the cost of arbitration in its award, any costs, fees or taxes incidental to enforcing the arbitral award shall, to the maximum extent permitted by law, be borne by the Party resisting such enforcement.

AND AS PROOF OF CONFORMITY with the foregoing, the Parties sign this agreement along with its Schedules, in nine originals and for a sole effect, in the place and on the date stated in the heading.

FIRSTMARK COMMUNICATIONS EUROPE, S.C.A.
BY:


/s/ Keith Arthur Cornell
-----------------------------
SIGNED: MR KEITH ARTHUR CORNELL


PROMOTORA DE INFORMACIONES, S.A.
BY:

/s/ Ignacio Santillana
--------------------------
SIGNED: MR IGNACIO SANTILLANA

AZTLAN                                      CAJA DUERO
BY:                                         BY:

/s/ Keith Arthur Cornell                    /s/ Dativo Martin Jimenez
-----------------------------               -------------------------------
SIGNED: MR KEITH ARTHUR CORNELL             SIGNED: MR. DATIVO MARTIN JIMENEZ


INFORMATICA EL CORTE INGLES                 IBERCAJA
BY:                                         BY:

/s/ Florencio Lasaga Munarriz               /s/ Miguel A. Navarro Garcia
----------------------------------          ---------------------------------
SIGNED: MR FLORENCIO LASAGA MUNARRIZ        SIGNED: MR. MIGUEL A. NAVARRO GARCIA


OMEGA CAPITAL, S.L.                         CAJA SAN FERNANDO
BY:                                         BY:

/s/ Mario Fernandez Pena                    /s/ Manuel Pinar Parias
------------------------------              -------------------------------
SIGNED: MR MARIO FERNANDEZ PENA             SIGNED: MR. MANUEL PINAR PARIAS



DIARIO DE BURGOS                               EL MONTE
BY:                                            BY:

/s/ Jesus Angel Bueno Ordonez                 /s/ Juan Jose Garcia Munoz
---------------------------------             -------------------------------
SIGNED: JESUS ANGEL BUENO ORDONEZ             SIGNED: MR JUAN JOSE GARCIA MUNOZ

                                   SCHEDULE 1

                          SUMMARY OF FMCS BUSINESS PLAN

                                   SCHEDULE 2

           BALANCE SHEET AND PROFIT AND LOSS ACCOUNT OF FMCS AS OF 30
                                  OCTOBER 1999

                                   SCHEDULE 3

               SUMMARY OF BUDGETS AND UNDERTAKINGS ASSUMED BY FMCS

                                   SCHEDULE 4

            DOCUMENTATION TO BE SUBMITTED BY FIRSTMARK COMUNICACIONES
                            ESPANA, S.L.'S PARTNERS

1. Copy of the passport or identity card pertaining to the representative of the partner which must be duly legitimated by a Spanish Notary Public.

2. Formal commitment undertaken by the partner for the purpose of accrediting the economic, financial, technical or professional solvency of FirstMark Comunicaciones Espana, S.L. which must be duly legitimated by a Spanish Notary Public.

         2.1 Power of attorney accrediting the capacity of the signatory of the commitment referred to in point 2 above. Should the power of attorney not be granted before a Spanish Notary Public, the power will have to be translated into Spanish and notarised and apostilled to be effective in Spain.

3. Financial Statements, should its publication be mandatory in the country where the company is incorporated.

4. Report issued by a financial entity evidencing the economic and financial solvency of the shareholder, which must be duly legitimated by a Notary Public.

         4.1 Power of attorney accrediting the capacity of the signatory of the Report referred to in point 4 above. Should the power of attorney not be granted before a Spanish Notary Public, the power will have to be translated into Spanish and notarised and apostilled to be effective in Spain.

5. Declaration about the global volume of business and services carried out by the partner for the last three fiscal years, which must be duly legitimated by a Notary Public.

         5.1 Power of attorney accrediting the capacity of the signatory of the declaration referred to in point 5 above. Should the power of attorney not be granted before a Spanish Notary Public, the power will have to be translated into Spanish and notarised and apostilled to be effective in Spain.

6.       Evidence of technical and professional solvency.

         Evidence should be provided by means of submitting the following documents:

         a) Professional and academic certificates of the company's directors and management staff and, in particular, those pertaining to the employees responsible for the implementation and development of the service.

         b) A statement indicating the average number of employees and management staff per annum, for the last three years.

         c) A list of the main services carried out in the last three years, including the amounts and beneficiaries thereof.

         d) A statement regarding the research and development resources available to the company.

         Please note that the signature of the person executing the documentation listed in this point 6 must be duly notarised before a Notary Public, and the power of attorney setting forth the signatory's capacity (if a foreign power of attorney is entailed, this power must be translated into Spanish, legalised and apostilled) should be attached thereto.


    ALL OF THESE DOCUMENTS MUST BE SUBMITTED IN DUPLICATE COPIES, BEARING IN MIND THAT ANY DOCUMENT DRAFTED IN A FOREIGN LANGUAGE MUST BE ACCOMPANIED BY A SWORN TRANSLATION INTO SPANISH.